Computation of Earnings per Share                         Exhibit 11
      (Amounts in thousands, except per share data)


                                                   Three months ended
                                                       December 31,
                                                   -------------------
                                                     1994     1993
                                                    -------  -------
      PRIMARY:
      Weighted average common shares outstanding      2,483    2,483
      Common equivalent shares                            0        0
                                                    -------  -------
      Weighted average common shares and common
         equivalent shares outstanding                2,483    2,483
                                                    =======  =======

      Net income applicable to common shares           $161      $80
                                                    =======  =======
      Primary earnings per share                      $0.06    $0.03
                                                    =======  =======


      FULLY DILUTED:
      Weighted average common shares outstanding      2,483    2,483
      Common equivalent shares                            0        0
      Additional shares assuming conversion of
         subordinated debentures                        682      650
                                                    -------  -------
      Fully diluted weighted average common
         shares and common equivalent shares
         outstanding                                  3,165    3,133
                                                    =======  =======
      Net income applicable to diluted common
         shares                                      $1,187     $169
                                                    =======  =======
      Fully diluted earnings per share                $0.06    $0.05
                                                    =======  =======





                                        [continued]

      Computation of Earnings per Share                         Exhibit 11
      (Amounts in thousands, except per share data)


                                                   Twelve months ended
                                                       December 31,
                                                   -------------------
                                                     1994     1993
                                                    -------  -------
      PRIMARY:
      Weighted average common shares outstanding      2,483    2,483
      Common equivalent shares                            6        0
                                                    -------  -------
      Weighted average common shares and common
         equivalent shares outstanding                2,489    2,483
                                                    =======  =======

      Net income (loss) applicable
     to common shares                               $827  ($1,576)
                                                    =======  =======
      Primary earnings (loss) per share               $0.33   ($0.63)
                                                    =======  =======


      FULLY DILUTED:
      Weighted average common shares outstanding      2,483    2,483
      Common equivalent shares                            6        0
      Additional shares assuming conversion of
         subordinated debentures                        682      650
                                                    -------  -------
      Fully diluted weighted average common
         shares and common equivalent shares
         outstanding                                  3,171    3,133
                                                    =======  =======
      Net income (loss) applicable
     to diluted common shares                     $1,187  ($1,217)
                                                    =======  =======
      Fully diluted earnings (loss) per share         $0.37   ($0.39)
                                                    =======  =======






                                        [continued]
      Computation of Earnings per Share                         Exhibit 11



      Common shares have been adjusted to give effect to the 5% stock dividend paid January 27, 1995.

      The $4,500,000 8% Convertible Subordinated Notes are convertible at December 31, 1993, to common shares at a price of $6.59 per share after giving effect to the stock dividend paid January 27, 1995.

      Earnings per common share and common equivalent share were computed by dividing the net income by the weighted average number of shares of common stock and common stock equivalents outstanding during the period.

      Earnings per common share, assuming full dilution, is determined by assuming that at the beginning of the period convertible notes were converted at the price per share in effect at that time and common share options were excercised. As to the convertible notes, net earnings would be adjusted for the interest net of its tax effect. As to the options, incremental shares would be calculated using the treasury stock method, assuming common share purchases at the greater of the average market price of the common shares for the period or the ending price of the common shares.